SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2014

_______________

DIXIE FOODS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Florida	000-54536	80-0608195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 N.E. 6TH BLVD

WILLISTON, FL 32696

(Address of principal executive offices)

(800) 366-5174

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On April 13, 2014, Dixie Foods International, Inc. (the “Company”) entered into an Agreement of Share Purchase and Sale of Assets (the “Agreement”) with KCI Investments, LLC, a Nevada limited liability company (“KCI”), Robert E. Jordan, the president, chief executive officer and significant shareholder of the Company (the “Indemnifying Shareholder”), and certain other shareholders of Dixie (the “Sellers”), and Joel Bernstein as escrow agent. The Agreement provides for: (1) the purchase by KCI from the Sellers of an aggregate of 6,305,401 issued and outstanding shares of Dixie’s common stock held by the Sellers, subject to adjustment upon the occurrence of certain events, for the aggregate purchase price of $153,141 and (2) the acquisition by the Company of the business and substantially all of the assets of KCI in exchange for 34,508,975 shares of newly issued common stock of the Company, subject to adjustment upon the occurrence of certain events, or acquisition of less than 6,305,401 shares held by the Sellers so that KCI will own approximately 96% of the total shares of Dixie common stock to be issued and outstanding following the closing. The closing of the transactions is expected to occur within 30 days from the execution of the Agreement.

Subject to compliance with applicable securities laws regarding certain filings and notice of such change to the shareholders of the Company, the Agreement contemplates that the board of directors and the executive officers of the Company will resign and will be replaced by the management of KCI as a result of the closing,.  The Agreement contains representations, warranties and covenants of the parties and conditions to closing typical for transactions of this nature.  Accordingly, investors are advised that there can be no assurance that the transactions will be completed. The Indemnifying Shareholder agreed to indemnify KCI and its affiliates for the representations and warranties made by the Company in the Agreement.  The Agreement also provides for a right of first refusal for a period of one year in favor of KCI with respect to some of the remaining common shares of the Company held by the Sellers and not sold to KCI for proposed sales of such shares.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities.

The information disclosed in Item 1.01 above regarding the sale and issuance of Dixie common stock to KCI is incorporated herein by referenced.  The offer and sale of the shares are exempt under Section 4(A)(2) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Agreement of Share Purchase and Sale of Assets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL, INC.

Dated: April 15, 2014	/s/ Robert E. Jordan
Robert E. Jordan
President and Chief Executive Officer